UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 27, 2007 (September 21, 2007)

Innovative Card Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 950, Los Angeles CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 312-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 21, 2007, Mr. John A. Ward, III resigned as Chief Executive Officer of the Registrant. Effective September 25, 2007, he also resigned as Chairman of the Board of Directors. Mr. Ward will continue to serve on the Board of Directors of the Registrant.

Effective September 21, 2007, Mr. Steven Delcarson was appointed Chief Executive Officer and President of the Registrant. Mr. Delcarson and the Registrant are finalizing a written executive employment agreement with the Registrant, the material terms of which, are as follows: The employment agreement has a one year term which may be extended by mutual written consent of the parties for additional one-year terms.  Mr. Delcarson will receive annual base compensation of $300,000 per year.  Subject to Board approval, he may also receive an additional increase of $60,000 in his base compensation and an annual bonus up to the amount of his base compensation.  Subject to Board approval, Mr. Delcarson may also be issued 1,000,000 options priced at the closing price on the date of grant which shall vest pursuant to a schedule associated with the achievement of certain milestones.  In the event of a termination by the Company without cause or a change in control of the Company, all options issued would vest upon the occurrence of such event.

  From 2004 to February 2007, Mr. Delcarson served as the Managing Director of the Franchising Division for New Horizons Computer Learning Centers, Inc., a global leader of IT, business skills and English language learning solutions. In 2001, prior to joining New Horizons, Mr. Delcarson founded Global Learning Alliance, a company which coordinated large, complex enterprise IT learning projects to Fortune 2000 companies, and served as the company’s President until 2004. Mr. Delcarson is a member of the Young Presidents’ Organization, the International Franchise Association, and Comptia. He received his MBA from Southern Methodist University and his Bachelor of Fine Arts in Advertising Design from Arizona State University.

There are no family relationships between Mr. Delcarson and any officers or directors of the Registrant.

Effective September 21, 2007, Mr. Alan Finkelstein resigned as President and Chief Operating Officer of the Registrant and was appointed Founder and Chief Strategic Officer. Mr. Finkelstein will remain on the Board of Directors of the Registrant.

Effective September 25, 2007, Mr. Donald Joyce was appointed the Chairman of the Board of Directors of the Registrant, replacing Mr. John A. Ward, III who resigned from that position effective the same day.

Item 8.01 - Other Events

On September 27, 2007, the Registrant issued a press release concerning the matters discussed in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

No.     Item

99.1   Press Release Dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Card Technologies, Inc.
(Registrant)

Date:	September 27, 2007	By:	/s/ Bennet P. Tchaikovsky
		Name	Bennet P. Tchaikovsky
		Title:	Chief Financial Officer